SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)        March 23, 1998
                                                 ---------------------------


                               SANDISK CORPORATION
               (Exact name of registrant as specified in charter)



         Delaware                 0-26734               77-0191793
(State or other jurisdiction    (Commission           (IRS Employer
     of incorporation)          File Number)       Identification No.)



140 Caspian Court, Sunnyvale, California                      94089
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code       (408) 542-0500
                                                    ------------------------


                                      None
         (Former name or former address, if changed since last report.)




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Item 5.  Other Events.


         On March 23, 1998, SanDisk Corporation (the "Company" or "SanDisk") filed a complaint in the U.S. Federal District Court for the Northern District of California in San Francisco against Lexar Media, Inc. ("Lexar") claiming patent infringement with respect to the Company's solid state flashdisk patent. Specifically, SanDisk claims Lexar has infringed its patent entitled "flash EEPROM System" (U.S. Patent 5,602,987). Customers who purchase Lexar products or build electronic products with Lexar devices may also be infringing this patent. The Company's intellectual property strategy has been to enter into cross-licensing agreements with various companies with respect to its flash card technology. Currently, SanDisk maintains patent license agreements with Intel, Sharp, Hitachi, Samsung and Toshiba. SanDisk offered a cross-license agreement to Lexar, similar to those cross-licensing agreements offered to other companies, but the two companies were unable to reach an agreement with respect to the terms of such cross-license. Lexar has stated that it disputes the patent infringement claim.


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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          SANDISK CORPORATION



DATE:  April 17, 1998                     By:     /s/ Cindy Burgdorf
                                                  ---------------------------
                                          Name:   Cindy Burgdorf
                                          Title:  Chief Financial Officer,
                                                  Senior Vice President
                                                  Finance and Administration
                                                  and Secretary



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